UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 2, 2023
___________
VIPER ENERGY PARTNERS LP
(Exact Name of Registrant as Specified in Charter)

DE	001-36505	46-5001985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
500 West Texas Ave.
Suite 100
Midland, TX		79701
(Address of principal executive offices)		(Zip code)
(432) 221-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	VNOM	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introductory Note

On July 31, 2023, Viper Energy Partners LP (the “Partnership”) announced its intent to convert its legal status from a Delaware limited partnership into a Delaware corporation (the “Conversion”). The Partnership also announced its expectation that, upon Conversion, the common stockholders of the successor corporation will have the ability to vote on all matters on which stockholders of a corporation are generally entitled to vote under the Delaware General Corporation Law (the “DGCL”), including the election of the board of directors of the successor corporation. The Partnership previously elected to be treated as a corporation for federal income tax purposes, effective as of May 10, 2018.

Item 1.01 Entry into a Material Definitive Agreement

The information set forth below under Item 8.01 regarding the Services and Secondment Agreement is incorporated into this Item by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2023, Kaes Van’t Hof, who currently serves as President of Viper Energy Partners GP LLC, the general partner of the Partnership (the “General Partner”), was appointed to the Board of Directors (the “Board”) of the General Partner, to fill the newly created directorship on the Board, effective as of November 3, 2023. Immediately following the appointment of Mr. Van’t Hof to the Board, the Board’s size will be set at eight (8) directors. Mr. Van’t Hof’s biography, including the positions he holds with the General Partner and Diamondback Energy, Inc., the Partnership’s parent entity (“Diamondback”), is included in the Partnership’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 23, 2023, and is incorporated into this Item by reference. See also the description of certain director designation and officer appointment rights discussed in Item 8.01 below under the heading “Rights of Stockholders,” which description is incorporated herein by reference. Mr. Van’t Hof is not currently contemplated to receive any additional compensation for his services as a Board member.

Item 5.03 Amendments to Articles of Incorporation or Bylaws;

On November 2, 2023, the General Partner entered into the Second Amendment (the “Amendment”) to the Second Amended and Restated Agreement of Limited Partnership, dated as of May 9, 2018, as amended by the First Amendment thereto dated as of May 10, 2018 (as so amended, the “LP Agreement”), acting upon the authority granted to the General Partner under the LP Agreement. The Amendment clarified, among other things, that that the General Partner may, without the approval of the limited partners, convert the Partnership into a new limited liability entity not only if the General Partner has determined that the governing instruments of the new entity provide such limited partners with substantially the same rights and obligations as are contained in the LP Agreement, but also if the governing instruments of the new entity will provide the limited partners of the Partnership with substantially the same or greater rights and substantially the same or less obligations as are contained in the LP Agreement. The Amendment was adopted to facilitate the Partnership’s intent to provide the common stockholders of the post-Conversion corporation greater corporate governance rights than those set forth for limited partners in the LP Agreement, including the ability to vote on all matters on which stockholders of a corporation are generally entitled to vote under the DGCL, including the election of the board of directors of the corporation. The Amendment also removed the requirement that the general partner interest have substantially the same rights and obligations post-Conversion, which will permit the cancellation of the general partner interest as part of the Conversion. The LP Agreement, as amended by the Amendment, is referred to herein as the Amended LP Agreement.

The foregoing description of the Amendment is subject to and qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On November 2, 2023, the Conversion and the transactions contemplated thereby were unanimously approved by the Board of the General Partner. Under the Amended LP Agreement, no vote of the limited partners is required or will be sought for the Conversion.

Certificate of Conversion and Plan of Conversion

On November 2, 2023, to implement the Conversion, the General Partner filed with the Secretary of the State of Delaware, in its capacity as the Partnership’s general partner, the Certificate of Conversion (the “Certificate of Conversion”) and, in its capacity as the sole incorporator of the successor corporation, the Certificate of Incorporation (the “Certificate of

Incorporation”). The Certificate of Conversion provides that the Conversion will become effective at 12:01 a.m. (Eastern Time) on November 13, 2023 (such date and time at which the Conversion becomes effective, the “Effective Time”).

At the Effective Time, the Partnership will convert to a corporation pursuant to a plan of conversion (the “Plan of Conversion”), and the Certificate of Incorporation and the Bylaws (the “Bylaws”) of the successor corporation will become effective. At the Effective Time, the Partnership will change its name from Viper Energy Partners LP to Viper Energy, Inc. (“Viper Inc.” or the “Corporation”).

The Plan of Conversion, the Certificate of Conversion, the Certificate of Incorporation and the Bylaws are filed herewith as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, and incorporated herein by reference.

Common Stock of the Corporation

At the Effective Time, (i) each Partnership common unit issued and outstanding immediately prior to the Effective Time will be converted into one issued and outstanding, fully paid and nonassessable share of Class A common stock, $0.000001 par value per share, of Viper Inc. (“Class A Common Stock”), (ii) each Partnership Class B unit issued and outstanding immediately prior to the Effective Time will be converted into one issued and outstanding, fully paid and nonassessable share of Class B common stock, $0.000001 par value per share, of Viper Inc. (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”) and (iii) the general partner interest in the Partnership issued and outstanding immediately prior to the Effective Time (100% owned by the General Partner) will be cancelled and no longer outstanding.

The outstanding units (each, an “OpCo Unit” and, collectively, the “OpCo Units”) of Viper Energy Partners LLC, the Partnership’s operating subsidiary (“OpCo”), will be unaffected by the Conversion, and each OpCo Unit together with one share of Class B Common Stock held by the holders of the Class B units immediately after the Effective Time will be exchangeable, at their discretion, into one share of Class A Common Stock, subject to adjustment pursuant to the existing exchange agreement, which will be amended at the Effective Time to reflect the effects of the Conversion.

At the Effective Time, as a result of the Conversion, holders of common units will become holders of Class A Common Stock and holders of Class B units will become holders of Class B Common Stock. The Certificate of Incorporation will provide that holders of Class B Common Stock will have the same preferred distribution and liquidation preference rights as those provided under the Amended LP Agreement.

At the Effective Time, Diamondback and its wholly owned subsidiary Diamondback E&P LLC will be the only holders of the Class B Common Stock and will collectively own approximately 56% of the outstanding shares of Common Stock (the same equity ownership percentage as immediately prior to the Conversion). As a result, Viper Inc. will be a “controlled company” within the meaning of the corporate governance standards of the Nasdaq Stock Market LLC (“Nasdaq”) and will thereby qualify for certain exemptions from the Nasdaq corporate governance rules.

The Partnership has requested that, as of the open of business on November 13, 2023, Nasdaq cease trading of the common units of the Partnership and commence trading of the Class A Common Stock on Nasdaq under the existing ticker symbol “VNOM.” No action by the current holders of common units of the Partnership is currently anticipated to be necessary. A new CUSIP number has been issued for the Class A Common Stock, which will become effective at the Effective Time.

Rights of Stockholders

Generally, the Certificate of Incorporation and the Bylaws will provide Viper Inc.’s stockholders at the Effective Time with substantially the same or greater rights, and substantially the same or less obligations, that limited partners currently have under the Amended LP Agreement. Currently, limited partners are not generally entitled to vote with respect to governance of the Partnership, except for those few matters set forth in the Amended LP Agreement.

At the Effective Time of the Conversion, except as otherwise expressly provided in the Certificate of Incorporation, the holders of Common Stock will be entitled to vote on all matters on which stockholders of a corporation are generally entitled to vote on under the DGCL, including the election of the board of directors of Viper Inc., provided, however, that in connection with any annual or special meeting of stockholders of Viper Inc. at which directors are elected (or any action by stockholder consent to elect directors in lieu of a stockholder meeting), for so long as Diamondback and any of its subsidiaries (“Diamondback Entities”), collectively beneficially own at least 25% of the outstanding Common Stock, Diamondback will have the right to designate up to three persons to serve as directors of Viper Inc. (any person so designated, a “Diamondback Designee”). Initially, there will be two Diamondback Designees—Travis Stice and Kaes Van't Hof. In the event of the removal, death or resignation of a Diamondback Designee, Diamondback shall have the right to designate a replacement Diamondback Designee to fill the resulting vacant directorship. Before the expiration of a Diamondback Designee’s term of office at a meeting of stockholders (or pursuant to a stockholder consent in lieu of a meeting), Diamondback may designate a successor Diamondback Designee as a replacement to serve as a director upon the expiration of the term of the predecessor designee.

Further, the Certificate of Incorporation will provide that so long as Diamondback Entities collectively own at least 25% of the all outstanding shares of Common Stock, the board of directors of Viper Inc. will not appoint any person other than a Seconded Employee (as defined in the Services and Secondment Agreement described under the heading “Directors and Officers” below) as an executive officer of Viper Inc. unless such appointment is approved, in advance of the effectiveness of such appointment, by either (i) the written consent of Diamondback (which consent shall not be unreasonably withheld or conditioned) or (ii) the affirmative vote of the holders of at least 80% of the voting power of the capital stock of Viper Inc. entitled to vote thereon.

Holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to the vote of stockholders generally, unless otherwise expressly required in the Certificate of Incorporation, provided that the holders of Class A Common Stock and Class B Common Stock, respectively, shall be entitled to vote separately as a class on any amendments to the Certificate of Incorporation that would alter or change the powers, preferences or rights of such class so as to affect them adversely or disproportionately. The outstanding shares of Class B Common Stock are entitled to an aggregate quarterly cash dividend of $20,000, which provision is consistent with the distribution rights with respect to Class B units under the Amended LP Agreement in effect prior to the Effective Time. In the event of liquidation, after payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of any preferred stock then outstanding are entitled, the remaining assets of the Corporation available for distribution will first be distributed to the holders of Class B Common Stock, ratably in proportion to the number of shares of Class B Common Stock, until such holders have received $0.014 in respect of each outstanding share of Class B Common Stock, subject to adjustment for any stock splits or combinations, which provision is consistent with the liquidation preference required with respect to Class B Units under the Amended LP Agreement in effect prior to the Effective Time, and then the remaining assets will be distributed to the holders of the Class A Common Stock.

Directors and Officers

At the Effective Time, as a result of the Conversion, the business and affairs of Viper Inc. will be overseen by a board of directors of Viper Inc., rather than the General Partner, which currently oversees the business and affairs of the Partnership as its general partner. The directors and executive officers of the General Partner immediately prior to the Effective Time will become the directors and executive officers of Viper Inc. at the Effective Time. In addition, the audit committee of the Board of the General Partner, and the membership thereof, immediately prior to the Effective Time, will be replicated at Viper Inc. at the Effective Time. See also the description of director designation and officer appointment rights that Diamondback will have under the Certificate of Incorporation at the Effective Time discussed under the heading “Rights of Stockholders” above, which description is incorporated herein by reference.

Services and Secondment Agreement

In addition, in connection with the Conversion, the Partnership and the General Partner have entered into a Services and Secondment Agreement with Diamondback E&P, the Partnership and OpCo to be effective at the Effective Time, pursuant to which Diamondback will continue to provide personnel and general and administrative services to Viper Inc. and OpCo, including the services of the executive officers and other employees, in substantially the same manner after the Effective Time as Diamondback currently provides to the General Partner and the Partnership.

The Services and Secondment Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Tax Treatment

Because the Partnership is already treated as a corporation tor U.S. federal income tax purposes, the Partnership expects that the Conversion will not affect the successor entity’s status as a corporation for U.S. federal income tax purposes or materially impact the U.S. federal income tax treatment of the Partnership’s current public common unitholders.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Number	Description
3.1*	Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Viper Energy Partners LP, dated as of November 2, 2023 and effective as of the Effective Time.
10.1*	Services and Secondment Agreement, dated as of November 2, 2023, by and among Diamondback E&P LLC, Viper Energy Partners LP, Viper Energy Partners GP LLC and Viper Energy Partners LLC.
99.1*	Plan of Conversion.
99.2*	Certificate of Conversion of Viper Energy Partners LP.
99.3*	Certificate of Incorporation of Viper Energy, Inc.
99.4*	Bylaws of Viper Energy, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY PARTNERS LP

		By:	Viper Energy Partners GP LLC, its general partner
Date:	November 2, 2023

		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary